SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                           FORM 8-K

       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
February 11, 1997




                    McKESSON CORPORATION
--------------------------------------------------------------
    (Exact name of registrant as specified in its charter)


     Delaware              1-13252                94-3207296
--------------------------------------------------------------
(State or other       (Commission File       (I.R.S. Employer
jurisdiction of            Number)              Identification
incorporation)                                      Number)


McKesson Plaza
One Post Street
San Francisco, California                               94104
--------------------------------------------------------------
(Address of principal executive offices)            (Zip Code)


                            (415) 983-8300
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     (Registrant's telephone number, including area code)


















Item 5.   Other Events.
          ------------

On February 11, 1997, the Registrant announced that Mark A. Pulido, currently President and Chief Operating Officer, has been named Chief Executive Officer, effective April 1, 1997. Alan Seelenfreund, who has been Chairman and Chief Executive Officer since November 1989, will continue with the Registrant as Chairman. The text of the press release regarding this announcement is set forth in Exhibit (99) to this Current Report on Form 8-K.







Item 7.   Financial Statements, Pro Forma Financial Infomation
          ----------------------------------------------------
          and Exhibits.
          -------------

          (c)  Exhibits
               --------

               (99) Press Release issued by McKesson
                    Corporation on February 11, 1997






                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    McKESSON CORPORATION
                                        (Registrant)



Dated:  February 11, 1997      BY  /s/NANCY A. MILLER
                            Vice President and Secretary

         EXHIBIT INDEX

Exhibit
   No.                   Title
-------   ---------------------------------------

(99)      Press Release issued by McKesson Corporation on
          February 11, 1997.

                                                 Exhibit (99)

McKesson Corp.
  One Post Street, San Francisco CA 94104-5296 Tel 415 983
8300

Contact:  Janet Bley
          (415) 983-9357


MARK A. PULIDO TO BECOME McKESSON CEO;
ALAN SEELENFREUND TO CONTINUE AS CHAIRMAN

SAN FRANCISCO, Tuesday, February 11, 1997 (NYSE:MCK) - McKesson Corp. announced today that Mark A. Pulido, 44, has been named chief executive officer, effective April 1, 1997, the start of the company's new fiscal year. Mr. Pulido is currently president and chief operating officer. Alan Seelenfreund, 60, who has been McKesson's chairman and chief executive officer since November 1989, will continue to serve the company as chairman of its Board of Directors.

"I have looked forward to the day when I could confidently turn over the executive direction of McKesson to a successor who not only shares my strategic goals, but also demonstrates the operational expertise required to continue to move the company forward," Mr. Seelenfreund said. "Since coming on board in May of last year, Mark Pulido has accepted this leadership responsibility both energetically and effectively.

"My goal as chief executive officer and chairman," Mr. Seelenfreund said, "has been to reposition McKesson as an innovative force in the rapidly evolving health care industry. The 1994 sale of PCS, a pharmacy benefit management company, delivered significant value to McKesson shareholders and provided the resources to position McKesson for future growth. Since then, we have redeployed the PCS proceeds into both internal investments and acquisitions to strengthen McKesson's capabilities to address all the key points of economic influence along the pharmaceutical value chain. In addition, through the pending General Medical acquisition, McKesson will add medical-surgical supplies and new markets to its health care supply management capabilities. We have also divested non-core assets such as Armor All, to sharpen our focus on healthcare. As a result, McKesson is now poised to become the world's leader in health care supply management, and I feel that this is the appropriate time to transfer leadership to my successor."

"Mark Pulido is a dynamic executive fully committed to our vision with the qualities to guide our company into the next century. He has been the driving force in the FoxMeyer and General Medical acquisitions. In addition, he has overseen significant improvement in McKesson's performance, as demonstrated by record U.S. health care market share growth during fiscal 1997."

"My confidence in the timing of this transition is further confirmed because I believe that McKesson has the best senior management team in the industry," said Seelenfreund. "Mark is uniquely qualified to lead this team in realizing McKesson's goals."

Mr. Pulido has had a 20-year career in the health care industry. Before rejoining McKesson last May, Mr. Pulido served as president and chief executive officer of Sandoz Pharmaceuticals Corporation and chairman, president and chief executive officer of Red Line Healthcare Corporation, a Sandoz affiliate. Mr. Pulido also held executive positions in the wholesale drug industry and earlier management positions with McKesson Drug Co. Mr. Pulido received a master of science degree in pharmacy administration from the University of Minnesota College of Pharmacy and a bachelor of science degree in pharmacy from the University of Arizona College of Pharmacy.

Commenting on his predecessor, Mr. Pulido said, "Alan Seelenfreund has provided the vision and strategy for McKesson into the 21st century. He has been responsible for McKesson's decisive commitment to health care and for focusing and improving its business portfolio. Importantly, under his guidance McKesson has evolved to a company with more than 25% employee ownership, while producing outstanding returns for all shareholders. I feel fortunate and honored to take on the challenge of succeeding him."

In addition to being chairman of the Board of Directors, Alan Seelenfreund will continue as chair of the Board's Executive Committee and as a member of its Finance Committee, consulting with Mr. Pulido regarding business and financial strategy.

McKesson is the largest health care supply management company in North America through its U.S. health care businesses, its Canadian subsidiary, Medis Health and Pharmaceutical Services, and its interest in Mexico's Nadro, S.A. With its pending acquisition of General Medical Inc., the largest multimarket distributor of medical-surgical supplies, McKesson will extend its leadership in health care supply management. The Company also owns McKesson Water Products, a leading provider of pure drinking water.
                             # # #

McKesson news releases are available at no charge through McKesson's NewsOnDemand fax service.
To immediately receive an index of available releases, call 1-
800-344-6495 and press 2.
On the Internet, visit us on the World Wide Web at:
http://www.McKesson.com